EXHIBIT 21.1 Name State or other jurisdiction of incorporation or organization Centennial Water Pipelines LLC Delaware DFW Midstream Services LLC Delaware Epping Transmission Company, LLC Delaware Grand River Gathering, LLC Delaware Grasslands Energy Marketing LLC Delaware Meadowlark Midstream Company, LLC Delaware Mountaineer Midstream Company, LLC Delaware Polar Midstream, LLC Delaware Red Rock Gathering Company, LLC Delaware Summit Contribution Holdings, LLC Delaware Summit DJ-O Operating, LLC Delaware Summit DJ-O, LLC Delaware Summit DJ-S, LLC Delaware Summit Management Holdings, LLC Delaware Summit Midstream Finance Corp. Delaware Summit Midstream GP, LLC Delaware Summit Midstream Holdings, LLC Delaware Summit Midstream Marketing, LLC Delaware Summit Midstream Niobrara, LLC Delaware Summit Midstream OpCo, LP Delaware Summit Midstream Partners Holdings, LLC Delaware Summit Midstream Partners, LLC Delaware Summit Midstream Permian II, LLC Delaware Summit Midstream Utica, LLC Delaware Summit Operating Services Company, LLC Delaware Summit Permian Transmission Holdco, LLC Delaware Summit Permian Transmission, LLC Delaware SUMMIT MIDSTREAM PARTNERS, LP LIST OF SUBSIDIARIES